STOCK PURCHASE AGREEMENT


This  Agreement  is  made  and  is  effective  this  14th  day  of  May,  2003.


BETWEEN: AMANASU ENVIRONMENT CORPORATION, a Nevada corporation with its office at 701 5th Avenue, 36th floor, Seattle, Washington 98109, U.S.A.
             (  hereinafter  called  "  A  "  )

AND: JIPANGU INC., a Japanese corporation with its office at 3-6-9 Kitashinagawa Shinagawa-Ku, Tokyo, Japan
             (  hereinafter  called  "  B"  )

WHEREAS, "B" holds 10,000,000 common shares of Kyoei Reiki Industrial Corporation Ltd., a publicly traded Company in Tokyo, Japan (hereinafter called "the Company")

AND WHEREAS "A" wishes to purchase 10,000,000 of the Company's shares from "B" at a price of 580,000,000 Japanese Yen (Equivalent to approximately US $4,993,000 as of May 14, 2003).

SECTION    1-  TERMS  OF  PAYMENT

1.00 "A" will pay 116,000,000 Japanese Yen (US $1,377,000); 20% of the purchase price of 580,000,000 Japanese Yen by cashier's check on or before May 31, 2003. The balance of 464,000,000 Japanese Yen is to be paid on or before June 25, 2003.

1.02 As security for payment of the remaining balance of 464,000,000 Japanese Yen, a major shareholder of "A" (Amanasu Corporation) will transfer 500,000 shares of "A" (listed on the OTC) to "B", at the same time Section 1.00 is consummated. Such shares are to be kept in escrow by "B".

1.03 When "B" receives the remaining balance of 464,000,000 Japanese Yen, the 500,000 shares of "A" will be returned immediately to Amanasu Corporation.

1.04 In the event that the Company becomes bankrupt, or is under receivership for bankruptcy before the final amount of 464,000,000 Japanese Yen is paid, "B" waives the right to collect this final amount.


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SECTION    2  -  TRANSFER  OF  VOTING  RIGHTS

2.00 Subject to "A" meeting the payment terms in Section 1 of this agreement, on June 30, 2003, "B" will transfer to "A" proxies for another 10,000,000 shares owned by "B" to vote at the annual general meeting of the Company, to be held on June 27, 2003.



SECTION   3  -  REPRESENTATIONS  BY  "A"

3.00 As of the date of this agreement, "A" declares that the following facts are true and accurate:

     (i) "A" has sufficient funds to comply with the terms of payment as set out in section 1 of this agreement
     (ii) This contract is not in violation of any laws that are applicable to "A"


SECTION    4  -  REPRESENTATIONS  BY  "B"

4.00 As of the date of this agreement, "B" declares that the following facts are true and accurate:

     (i) "B" is authorized by the board of directors and corporate regulations to enter into this agreement
     (ii) This contract is not in violation of any laws that are applicable to "B"


SECTION    5  -  CANCELLATION  OF  THE  AGREEMENT

5.00 "A" and "B" shall have the right to terminate this agreement if either party has breached any terms of this contract. After this agreement is cancelled, moneys paid by "A" to "B" will be returned to "A", and shares transferred by "B" to "A" will be returned by "B".



SECTION   6   -  CONFIDENTIALITY  AND  DISCLOSURE

6.00 "A" and "B" will not disclose any information of this agreement to third parties.

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SECTION    7  -  COMPENSATION  FOR  DAMAGES

7.00 "A" and "B" will compensate for all damages that may result from breach of contract by either party or indirectly by third parties.



SECTION   8  -  SUBMISSION  TO  JURISDICTION

8.00 Any conflicts arising from the terms of this contact will be resolved at the Tokyo local court house.



SECTION   9  -  GOVERNING  LAW

9.00 The  agreement  is  governed  under  Japanese  law.


IN WITNESS WHEREOF the parties hereby executed this Agreement as of the day, month and year first above written.


Signed,  Sealed  and  Delivered
by  "A"  in  the  presence  of  :              AMANASU  ENVIRONMENT  CORPORATION

Masafumi  Hata                                    /s/  Atsushi  Maki
_________________________                     ___________________________
Witness                                              President and CEO

701  5th  Avenue,  42nd  Floor
Seattle,  WA  98104
_________________________
Address


Signed,  Sealed  and  Delivered
by  "B"  in  the  presence  of :                    JIPANGU INC.

/seal/                                           /s/ Tamishuke  Matsufuji
__________________________                   __________________________
Witness
                                                 President and CEO
3-6-9  Kita-shinagawa  Shinagawa-ku
Tokyo,  Japan  140-0001
Address

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